EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer of Oppenheimer Holdings Inc. (the “Company”), hereby certifies that to his knowledge the Annual Report on Form 10-K for the year ended December 31, 2011 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at New York, New York, this 5th day of March, 2012.

/s/ Albert G. Lowenthal

Albert G. Lowenthal

Chairman and Chief Executive Officer